UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2009
Franklin Street Properties Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 26, 2009, Franklin Street Properties Corp. (“FSP”, “its”, “our” or “we”) announced its acquisition on that same date of an office property in Chantilly, Virginia.  The full text of the press release issued in connection with the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On July 1, 2009, FSP announced its acquisition on June 30, 2009 of an office property in Eden Prairie, Minnesota.  The full text of the press release issued in connection with the announcement is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Statements made in this report (including the exhibits filed herewith) regarding potential future acquisitions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including without limitation, general economic conditions and other “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and investors are cautioned not to place undue reliance on such forward-looking statements.  We will not update any of the forward-looking statements after the date of this report to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

See Exhibit Index attached hereto which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: July 1, 2009	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

EXHIBIT INDEX

99.1           June 26, 2009 Press Release for acquisition of property in Chantilly, Virginia

99.2           July 1, 2009 Press Release for acquisition of property in Eden Prairie, Minnesota